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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the registration statement on Form S-4 and related Proxy Statement/Prospectus of ITEQ, Inc. and Subsidiaries for the registration of 10,040,049 shares of its common stock and to the incorporation by reference therein of our report dated March 24, 1995, with respect to the consolidated financial statements of Graver Tank and Mfg. Co., Inc. and Subsidiaries included in a Current Report on Form 8-K/A-1 dated March 28, 1996, filed by Astrotech International Corporation with the Securities and Exchange Commission.

                                            /s/  ERNST & YOUNG LLP

Charleston, West Virginia
September 16, 1997